Exhibit 10.10

AMENDMENT NO. 3

This Amendment No. 3, dated as of September 29, 2014 (this “Amendment”), is among EINSTEIN NOAH RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”), each other Loan Party (as defined in the Credit Agreement referred to below) party hereto, each lender party hereto (collectively, the “Required Lenders” and individually, a “Required Lender”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, reference is made to the Amended and Restated Credit Agreement, dated as of December 6, 2012 (as amended, restated, amended and restated, supplemented, modified and otherwise in effect from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement), among the Borrower, each Loan Party party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent;

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that on the date hereof, the Borrower intends to execute and deliver that certain Agreement and Plan of Merger dated as of the date hereof, by and among the Borrower, JAB Beech Inc., and Spruce Merger Sub Inc. in connection with a sale of the Borrower in a transaction to include, subject to the terms and conditions thereof, a tender offer by the prospective purchaser for all the outstanding shares of common stock of the Borrower and subsequent merger pursuant to which the parent company of the purchaser would become the sole stockholder of Borrower (the “Merger Agreement”);

WHEREAS, concurrently with the execution of the Merger Agreement, it is anticipated that the Equity Investors shall enter into a Support Agreement with the prospective purchaser pursuant to which the Equity Investors would agree, subject to the terms and conditions thereof, to tender their shares of common stock of Borrower pursuant to such tender offer, agree to certain restrictions on transfer of such shares pending the transaction and grant an irrevocable proxy to the prospective purchaser to vote such shares, if required, in support of the proposed transaction (the “Support Agreement”);

WHEREAS, to the extent that, prior to the consummation of the transactions contemplated by the Merger Agreement, the Support Agreement could be deemed to (i) result in the prospective purchaser becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of 30% or more of the equity security of the Borrower entitled to vote for members of the board of directors, or (ii) give the prospective purchaser a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower, the execution of the Support Agreement could constitute a “Change of Control” under either clause (a) or clause (c) of the definition thereof;

WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders amend certain provisions of the Credit Agreement in connection with the execution and delivery of the Merger Agreement and the Support Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1. Amendment. Subject to the satisfaction of the conditions set forth in Section 2 below and in reliance on the representations and warranties set forth in Section 3 below, the parties hereto agree that Section 1.01 of the Credit Agreement is amended so that clauses (a) and (c) of the definition of “Change of Control” are amended and restated in their entirety, respectively, as follows:

“(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); provided that, prior to the consummation of the transactions contemplated by the Merger Agreement (as defined in that certain Amendment No. 3 (the “Amendment No. 3”) among the Borrower, each Loan Party party thereto, the Required Lenders party thereto and the Administrative Agent)), the execution, delivery and performance by the Equity Investors of the Support Agreement (as defined in Amendment No. 3) shall not, in and of itself, constitute a Change of Control under this clause (a); or”

“(c) any Person or two or more Persons (other than the Equity Investors) acting in concert shall have acquired by contract or otherwise, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body on a fully-diluted basis (and taking into account all such securities that such Person or Persons has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities; provided that, prior to the consummation of the transactions contemplated by the Merger Agreement referred to above, the execution and delivery by the Borrower of the Merger Agreement referred to above and the execution, delivery and performance by the Equity Investors of the Support Agreement referred to above shall not, in and of itself, constitute a Change of Control under this clause (c); provided further that, for the avoidance of doubt, the consummation of the transactions contemplated by the Merger Agreement referred to above shall constitute a Change of Control under this clause (c) or”

The execution and delivery of this Amendment does not (a) constitute a modification of or a waiver by the Administrative Agent or any Lender of any other term or condition under the

Credit Agreement or any other Loan Document, and of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents (all such rights, powers and remedies being expressly reserved), (b) establish a custom or a course of dealing or conduct among the Administrative Agent, any Lender and the Loan Parties, or (c) prejudice, impair or effect any rights or remedies which any Lender or the Administrative Agent now has or may have in the future under or in connection with any Default or Event of Default or any other provision of the Credit Agreement and the other Loan Documents.

2. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent:

(a) this Amendment shall have been duly executed and delivered by the Loan Parties, the Administrative Agent and the Required Lenders; and

(b) the representations and warranties set forth in Section 3 hereof shall be true and correct.

3. Representations and Warranties. To induce Administrative Agent and the Required Lenders to enter into this Amendment, the Loan Parties hereby represent and warrant to Administrative Agent and the Lenders that:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Loan Parties; this Amendment has been duly executed and delivered by the Loan Parties; and this Amendment constitutes a valid and binding agreement of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles;

(b) immediately after giving effect to this Amendment and the consummation of the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing; and

(c) the representations and warranties of the Loan Parties contained in the Credit Agreement and the Loan Documents shall be true and correct in all material respects as of the date hereof, with the same effect as though made on such date, except to the extent that (i) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and (ii) such representation and warranty is already qualified by materiality, in which case, such representation and warranty shall be true and correct as of the date hereof.

4. Miscellaneous.

(a) Loan Documents. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified. Each Loan Party hereby reconfirm its obligations pursuant to the Credit Agreement to pay and reimburse the Administrative Agent and the Lenders for all costs and expenses (including without limitation, the fees and expenses of its counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

(b) Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

(c) Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(d) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by facsimile or electronic transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

(e) Successors and Assigns. This Amendment shall be binding upon and shall inure to the sole benefit of the Loan Parties, Administrative Agent and Lenders and their respective successors and assigns.

(f) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
	Name:	Kelly Weaver
	Title:	AVP

(Signature Page to Amendment)

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John Coppedge
	Name:	John Coppedge
	Title:	Senior Vice President

(Signature Page to Amendment)

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ J. Nicholas Cole
	Name:	J. Nicholas Cole
	Title:	Executive Vice President

(Signature Page to Amendment)

COMPASS BANK, as a Lender

By:	/s/ Jonas Berglund
	Name:	Jonas Berglund
	Title:	Vice President

(Signature Page to Amendment)

GE CAPITAL BANK, as a Lender

By:	/s/ Paul Sleet
	Name:	Paul Sleet
	Title:	Duly Authorized Signatory

Accepted and Agreed:

The Borrower:

EINSTEIN NOAH RESTAURANT GROUP, INC.

By:	/s/ Rhonda J. Parish
	Name:	Rhonda J. Parish
	Title:	Chief Legal Officer and Corporate Secretary

The Guarantors:

EINSTEIN AND NOAH CORP.

By:	/s/ Rhonda J. Parish
	Name:	Rhonda J. Parish
	Title:	Secretary

EINSTEIN/NOAH BAGEL PARTNERS, INC.

By:	/s/ Rhonda J. Parish
	Name:	Rhonda J. Parish
	Title:	Secretary

CHESAPEAKE BAGEL FRANCHISE CORP.

By:	/s/ Rhonda J. Parish
	Name:	Rhonda J. Parish
	Title:	Secretary

I. & J. BAGEL, INC.

By:	/s/ Rhonda J. Parish
	Name:	Rhonda J. Parish
	Title:	Secretary

MANHATTAN BAGEL COMPANY, INC.

By:	/s/ Rhonda J. Parish
	Name:	Rhonda J. Parish
	Title:	Secretary